EXHIBIT 24
                                POWER OF ATTORNEY

         The directors of Idaho Consolidated Metals Corporation (the "Company"), whose signature appears below, hereby appoints John Andrews or Kenneth A. Scott, or either of them, as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company's Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

         This Power of Attorney has been signed by the following person in the capacity indicated, on the 15th day of April 2002.

Signature                                   Title

"John Andrews"                              Director
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John Andrews

"James Ashcroft"                            Director
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James Ashcroft

"Delbert Steiner"                           Director
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Delbert W. Steiner

"Theodore Tomasovich"                       Director
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Theodore Tomasovich

"Marc Oppenheimer"                          Director
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Marc J. Oppenheimer

"Luca Riccio"                               Director
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Luca M. Riccio